Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS

FIRST QUARTER 2017 RESULTS

Tampa, FL – May 10, 2017 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the first quarter 2017.

Highlights

•	Income from continuing operations for the first quarter was $5.4 million, or $0.06 per diluted share, compared to a net loss from continuing operations of $8.7 million, or ($0.09) per diluted share, for the first quarter 2016.
•	Shipping revenues were $108.1 million for the current quarter, a decrease of 6.1% from $115.1 million in the prior year quarter. Time charter equivalent (TCE) revenues(A) for the first quarter 2017 were $102.3 million, down 8.8% compared to the same period in 2016.
•	Net income was $5.4 million for the quarter ended March 31, 2017, compared to $50.7 million for the quarter ended March 31, 2016. Net income for the prior year period included income from discontinued operations from International Seaways (INSW) of $59.4 million.
•	First quarter 2017 adjusted EBITDA(B) was $36.2 million, down 11.2% from $40.7 million in the same period in 2016.
•	Cash and cash equivalents were $198.1 million at March 31, 2017. Total cash(C) was $204.4 million at the end of the current quarter.
•	Repurchased and retired $14.5 million in principal of the 8.125% notes due in 2018.
•	Pursuant to a final decree and order of the bankruptcy court, OSG closed its bankruptcy case.

Sam Norton, OSG’s President and CEO stated, “We had a solid first quarter to start 2017 despite ongoing challenging market conditions. Although we experienced lower charter rates, our ability to attain high utilization rates throughout the first quarter helped drive revenue. Our diverse operating platform, which includes shuttle tankers in the U.S. Gulf Coast, the only licensed operator of lightering vessels in the Delaware Bay, and the only operator of tankers in the Maritime Security Program (“MSP”), provides stability against market volatility affecting other areas of our business. Additionally, we are starting to see results of efforts to be more efficient with general and administrative costs. This helped reduce expenses which drove higher operating income.”

First Quarter 2017 Results

TCE revenues for the first quarter of 2017 were $102.3 million, a decrease of $9.9 million, or 8.8%, compared with the first quarter of 2016, primarily due to lower average daily rates earned. Excluding the Delaware Bay lightering TCE revenues, TCE revenues declined by $12.0 million, of which $10.9 million was due to lower average daily rates. This decrease in TCE revenues was partially offset by a $2.0 million increase in Delaware Bay lightering revenues. Shipping revenues were $108.1 million for the quarter, down 6.1% compared with the first quarter of 2016. The decrease in shipping revenues was also driven by lower charter rates.

A, B, CReconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

Operating income for the first quarter of 2017 was $19.3 million, compared to operating income of $17.4 million in the first quarter of 2016. The increase reflected reduced operating expense, including depreciation and amortization expense, and lower general and administrative expenses, which offset the decline in shipping revenues

Income from continuing operations for the current period first quarter was $5.4 million, or $0.06 per diluted share, compared with a loss from continuing operations of $8.7 million, or ($0.09) per diluted share, for the first quarter 2016. The increase reflects a lower tax provision in the first quarter of 2017 compared to 2016. In the prior year period, a deferred tax liability on the unremitted earnings of INSW was recorded, resulting in an income tax provision of $33.2 million, compared to tax expense of $3.6 million in the 2017 period. In addition, interest expense decreased by $2.6 million in the current period as the result of significant debt reductions in the current and prior year periods.

Adjusted EBITDA was $36.2 million for the quarter, a decrease of $4.6 million compared with the first quarter of 2016, driven primarily by the decline in TCE revenues, partially offset by lower general and administrative expenses.

Discontinued Operations

As previously disclosed, OSG completed the separation of its business into two independent publicly traded companies through the spin-off of its then wholly owned subsidiary INSW on November 30, 2016. The spin-off separated OSG and INSW into two distinct businesses with separate management. OSG retained the U.S. Flag business and INSW holds entities and other assets and liabilities that formed OSG’s former International Flag business.  The spin-off transaction was in the form of a pro rata distribution of INSW’s common stock to our stockholders and warrant holders of record as of the close of business on November 18, 2016.

In accordance with Accounting Standards Update (“ASU”) 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, the assets and liabilities and results of operations of INSW are reported as discontinued operations for the first quarter of 2016.

Net income from discontinued operations for the first quarter of 2016 was $59.4 million.

Conference Call

The Company will host a conference call to discuss its first quarter 2017 results at 9:00 a.m. Eastern Time (“ET”) on Wednesday, May 10, 2017.

To access the call, participants should dial (844) 850-0546 for domestic callers and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/

An audio replay of the conference call will be available starting at 11:00 a.m. ET on Wednesday, May 10, 2017 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10106141.

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 24-vessel U.S. Flag fleet consists of eight ATBs, two lightering ATBs, three shuttle tankers, nine MR tankers, and two non-Jones Act MR tankers that participate in the U.S. MSP. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This release contains forward-looking statements as defined under the federal securities laws. Words such as “may”, “should”, ”believes”, “estimates”, “targets”, “anticipates” and similar expressions generally identify forward-looking statements; however, statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s prospects, its ability to retain and effectively integrate new members of management and the effect of the Company’s spin-off of International Seaways, Inc. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. The following factors, among others, could cause the Company’s actual results to differ: the reduced diversification and heightened exposure to the Jones Act market of OSG’s business following the spin-off from OSG on November 30, 2016 of International Seaways, Inc. (INSW), which owned or leased OSG’s fleet of International Flag vessels, which may make OSG more susceptible to market fluctuations than before such spin-off; the highly cyclical nature of OSG’s industry; fluctuations in the market value of vessels; declines in charter rates, including spot charter rates or other market deterioration; an increase in the supply of vessels without a commensurate increase in demand; the impact of adverse weather and natural disasters; the adequacy of OSG’s insurance to cover its losses, including in connection with maritime accidents or spill events; constraints on capital availability; the Company’s ability to generate sufficient cash to service its indebtedness and to comply with debt covenants; the Company’s ability to renew its time charters when they expire or to enter into new time charters; competition within the Company’s industry and OSG’s ability to compete effectively for charters; the loss of a large customer; and changes in demand in specialized markets in which the Company currently trades. Investors should also carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for OSG and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

Christopher Wolf, Overseas Shipholding Group, Inc.

(813) 209-0699

cwolf@osg.com

Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016
Shipping Revenues:	unaudited	unaudited

Time and bareboat charter revenues	$79,767	$98,690
Voyage charter revenues	28,349	16,390
	108,116	115,080

Operating Expenses:
Voyage expenses	5,792	2,867
Vessel expenses	35,609	35,904
Charter hire expenses	22,577	22,842
Depreciation and amortization	16,625	23,124
General and administrative	8,255	12,957
Total operating expenses	88,858	97,694
Operating income	19,258	17,386
Other (expense)/income	(668)	1,158
Income before interest expense, reorganization items and income taxes	18,590	18,544
Interest expense	(9,357)	(11,917)
Income before reorganization items and income taxes	9,233	6,627
Reorganization items, net	(235)	17,910
Income from continuing operations before Income Taxes	8,998	24,537
Income tax provision from continuing operations	(3,569)	(33,235)
Income/(loss) from continuing operations	5,429	(8,698)
Income from discontinued operations	-	59,437
Net income	$5,429	$50,739

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	87,908,032	94,737,606
Diluted - Class A	88,179,855	94,741,560
Basic - Class B	-	1,319,970
Diluted - Class B	-	1,319,970

Per Share Amounts:
Basic and Diluted income (loss) - Class A from continuing operations	$0.06	$(0.09)
Basic and Diluted income - Class A from discontinued operations	$-	$0.62
Basic and Diluted net income - Class A	$0.06	$0.53

Basic and Diluted income (loss) - Class B from continuing operations	$-	(0.09)
Basic and Diluted income - Class B from discontinued operations	$-	0.64
Basic and Diluted net income - Class B	$-	0.55

Cash dividends declared - Class A	$-	0.48
Cash dividends declared - Class B	$-	0.48

Consolidated Balance Sheets

($ in thousands)

	March 31,	December 31,
	2017	2016
	unaudited
ASSETS
Current Assets:
Cash and cash equivalents	$198,082	$191,089
Restricted cash	6,029	7,272
Voyage receivables, including unbilled of $4,444 and $12,593	24,147	23,456
Income tax recoverable	313	877
Receivable from INSW	595	683
Other receivables	17,140	2,696
Inventories, prepaid expenses and other current assets	11,306	12,243
Total Current Assets	257,612	238,316
Restricted cash – non-current	272	8,572
Vessels and other property, less accumulated depreciation of $223,356 and $213,173	674,290	684,468
Deferred drydock expenditures, net	26,678	31,172
Total Vessels, Deferred Drydock and Other Property	700,968	715,640
Investments in and advances to affiliated companies	38	3,694
Intangible assets, less accumulated amortization of $47,533 and $46,383	44,467	45,617
Other assets	21,666	18,658
Total Assets	$1,025,023	$1,030,497

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$54,008	$57,222
Income taxes payable	2,085	306
Current installments of long-term debt	95,177	-
Total Current Liabilities	151,270	57,528
Reserve for uncertain tax positions	3,152	3,129
Long-term debt	416,856	525,082
Deferred income taxes	142,719	141,457
Other liabilities	51,636	48,969
Total Liabilities	765,633	776,165

Commitments and contingencies

Equity:
Common stock	738	702
Paid-in additional capital	582,971	583,526
Accumulated deficit	(316,307)	(321,736)
	267,402	262,492
Accumulated other comprehensive loss	(8,012)	(8,160)
Total Equity	259,390	254,332
Total Liabilities and Equity	$1,025,023	$1,030,497

Consolidated Statements of Cash Flows

($ in thousands)

	Three Months Ended
	March 31,
	2017	2016
Cash Flows from Operating Activities:
Net income	$5,429	$50,739
Less: Net income from discontinued operations	-	59,437
Net income/(loss) from continuing operations	5,429	(8,698)
Items included in net (loss)/income from continuing operations not affecting cash flows:
Depreciation and amortization	16,625	23,124
Amortization of debt discount and other deferred financing costs	1,334	1,686
Compensation relating to restricted stock/stock unit and stock option grants	541	780
Deferred income tax benefit	1,178	31,246
Reorganization items, non-cash	214	136
Discount on repurchase of debt	-	(3,415)
Other – net	616	487
Distributions from INSW	-	72,000
Distributed earnings of affiliated companies	3,657	3,789
Payments for drydocking	(730)	(3,527)
SEC, Bankruptcy and IRS claim payments	(5,000)	(7,136)
Changes in operating assets and liabilities:	(10,853)	4,588
Net cash provided by operating activities	13,011	115,060
Cash Flows from Investing Activities:
Change in restricted cash	9,542	4,996
Expenditures for vessels and vessel improvements	-	(58)
Expenditures for other property	-	(147)
Net cash provided by investing activities	9,542	4,791
Cash Flows from Financing Activities:
Cash dividends paid	-	(30,574)
Payments on debt	(14,500)	(52,667)
Extinguishment of debt	-	(23,879)
Repurchases of common stock and common stock warrants	-	(44,126)
Treasury stock minimum tax withholding related to vesting of restricted stock	(1,060)	-
Net cash used in financing activities	(15,560)	(151,246)
Net increase/(decrease) in cash and cash equivalents from continuing operations	6,993	(31,395)
Cash and cash equivalents at beginning of period	191,089	193,978
Cash and cash equivalents at end of period	198,082	162,583

Cash flows from discontinued operations:
Cash flows provided by operating activities	-	70,358
Cash flows used in investing activities	-	(1,058)
Cash flows used in financing activities	-	(138,738)
Net decrease in cash and cash equivalents from discontinued operations	$-	$(69,438)

Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provide a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three months ended March 31, 2017 and 2016. Revenue days in the quarter ended March 31, 2017 totaled 2,125 compared with 2,141 in the same quarter in the prior year. A summary fleet list by vessel class can be found later in this press release.

	Three Months Ended March 31, 2017			Three Months Ended March 31, 2016
	Spot	Fixed	Total	Spot	Fixed	Total
Jones Act Handysize Product Carriers
Average TCE Rate	$45,061	$63,136		$ —	$64,491
Number of Revenue Days	72	989	1,061	—	1,080	1,080
Non-Jones Act Handysize Product Carriers
Average TCE Rate	$32,132	$15,543		$31,517	$19,016
Number of Revenue Days	112	68	180	91	91	182
ATBs
Average TCE Rate	$ 17,057	$29,433		$ —	$38,075
Number of Revenue Days	180	524	704	—	697	697
Lightering
Average TCE Rate	$75,124	$ —		$63,036	$ —
Number of Revenue Days	180	—	180	182	—	182
Total Revenue Days	544	1,581	2,125	273	1,868	2,141

Fleet Information

As of March 31, 2017, OSG’s owned and operated fleet totaled 24 vessels (14 vessels owned and 10 chartered-in) which remains unchanged since December 31, 2016. Those figures include vessels in which the Company has a partial ownership interest through its participation in joint ventures.

	Vessels Owned		Vessels Chartered-in		Total at March 31, 2017
Vessel Type	Number	Weighted by Ownership	Number	Weighted by Ownership	Total Vessels	Vessels Weighted by Ownership	Total Dwt[2]
Operating Fleet
Handysize Product Carriers [1]	4	4.0	10	10.0	14	14.0	664,490
Clean ATBs	8	8.0	—	—	8	8.0	226,064
Lightering ATBs	2	2.0	—	—	2	2.0	91,112
Total Operating Fleet	14	14.0	10	10.0	24	24.0	981,666

1 Includes two owned shuttle tankers, one chartered in shuttle tanker and two owned U.S. Flag Product Carriers that trade internationally.

2 Total Dwt is defined as the total deadweight for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures may provide certain investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. TCE, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follow:

	Three Months Ended March 31,
($ in thousands)	2017	2016
TCE revenues	$102,324	$112,213
Add: Voyage Expenses	5,792	2,867
Shipping revenues	$108,116	$115,080

(B) EBITDA and Adjusted EBITDA

EBITDA represents net income before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted for the impact of certain items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA:

	Three Months Ended March 31,
($ in thousands)	2017	2016
Net income (loss)	$5,429	$(8,698)
Income tax provision	3,569	33,235
Interest expense	9,357	11,917
Depreciation and amortization	16,625	23,124
EBITDA	34,980	59,578
Loss (gain) on repurchase of debt	937	(1,014)
Other costs associated with repurchase of debt	-	77
Reorganization items, net	235	(17,910)
Adjusted EBITDA	$36,152	$40,731

(C) Total Cash

($ in thousands)	March 31, 2017	December 31, 2016

Cash and cash equivalents	$198,082	$191,089
Restricted cash	6,301	15,844
Total Cash	$204,383	$206,933

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